UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 19, 2013
Date of Report (Date of earliest event reported)

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
California	95-3276269
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Commission File Number:  0-10294

2310 Cousteau Court Vista, California (Address of Principal Executive Offices)	92081-8346 (Zip Code)
(760) 598-1655
(Issuer’s Telephone Number)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
International Lottery & Totalizator Systems, Inc. (the "Corporation"), on July 19, 2013, amended the Corporation's Bylaws to effectuate a change in the number of minimum, maximum and exact number of directors (the “Bylaw Amendment”). The Bylaw Amendment provides that the number of directors of the Corporation shall be not less than five (5) nor more than nine (9), and the initial number of directors is set at five (5).  Prior to the Bylaw Amendment, the Corporation Bylaws provided that the number of directors of the Corporation shall be not less than seven (7) nor more than thirteen (13), and the initial number of directors was set at nine (9). A copy of the Bylaw Amendment is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

The majority shareholder of the Corporation, Berjaya Lottery Management (H.K.) Limited, owning approximately 71.3% of the outstanding common stock of the Corporation as of the record date, consented in writing to the Bylaw Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.2	Amended Bylaw of the Corporation effective July 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2013 By:	International Lottery & Totalizator Systems, Inc. /s/SIAW PENG LOW SIAW PENG LOW Corporate Secretary